Director Deferred Compensation Agreements, as Amended and Restated Effective December 31, 1997 for Directors Frank D. Baracani, Donald G. Bell, James William Bobe, Rahmi Soyugenc, Mary Lynn Stenftenagel, and John J. Summers, are identical to the Agreement for Robert W. Ballard, except the following Sections:



                                                 Section
                         ------------------------------------------------------
                          1.12         1.17           4.2           5.2(a)

Frank D. Baracani                      $2,103.00       $378,540      $2,103.00
Donald G. Bell             70          $1,079.17       $194,250      $1,079.17
James William Bobe                     $2,313.25       $416,385      $2,313.25
Rahmi Soyugenc             70          $1,187.08       $213,675      $1,187.08
Mary Lynn Stenftenagel                 $6,600.17     $1,188,030      $6,600.17
John J. Summers            70            $981.08       $176,595        $981.08